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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Saifun Semiconductors Ltd.:


We consent to the use of our report dated August 9, 2005 in the Registration Statement on Form F-1 for Saifun Semiconductors Ltd. and to the reference to our firm under the heading "Experts" in the prospectus contained therein.

Dresden, Germany
March 7, 2006

/s/ KPMG Deutsche Treuhand-Gesellschaft


KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
AKTIENGESELLSCHAFT
WIRTSCHAFTSPRUFUNGSGESELLSCHAFT